Exhibit 99.1

Web.com Group, Inc. 12808 Gran Bay Parkway West Jacksonville, FL 32258 T 904 680 6600 F 904 880 0350 NASDAQ: WWWW

Web.com Completes Refinancing of Outstanding Credit Facilities

JACKSONVILLE, Fla. – September 9, 2014 – Web.com Group, Inc. (Nasdaq: WWWW), a leading provider of Internet services and online marketing solutions for small businesses, today announced that it has completed the refinancing of its credit facilities.

The new credit facilities consist of a $200 million secured term loan and $150 million secured revolving line of credit. Loans under the new credit facilities bear interest at per annum floating rates that are subject to adjustment quarterly based on the Company's first lien net leverage ratio. The Loans will initially bear interest at a rate equal to either, at the Company’s option, LIBOR plus an applicable margin equal to 2.25% per annum, or the prime lending rate plus an applicable margin equal to 1.25% per annum. The credit facilities mature in September 2019.

“We are pleased to take advantage of the attractive debt markets to further strengthen our balance sheet and provide additional financial flexibility and liquidity. We expect that our new agreement will reduce our average cost of debt on the credit facilities by at least 200 basis points. This provides the ability to further increase investments in growth initiatives and improve bottom line results,” said David L. Brown, chairman, chief executive officer and president of Web.com.

The Company expects to incur approximately $4 million in one-time fees and expenses in connection with the refinancing, which will be excluded from non-GAAP results. Additional details regarding the Company's new credit agreement will be set forth in its Current Report on Form 8-K, to be filed with the Securities and Exchange Commission.

About Web.com

Web.com Group, Inc. (NASDAQ: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the terms of the credit facility, additional financial flexibility and liquidity, expected interest savings and ability to increase investments in growth initiatives and improve bottom line results, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2013, and Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts

Investors:

Jenny Kobin

904-680-6909

jkobin@web.com

Media:

John Herbkersman

904-251-6297

jherbkersman@web.com